EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: January 18, 2013



                      CITIGROUP ALTERNATIVE INVESTMENTS LLC


                      By: /s/ Craig Barrack
                         --------------------------------------------
                         Name:  Craig Barrack
                         Title: Secretary


                      CITIGROUP INVESTMENTS INC.



                      By: /s/ Craig Barrack
                         --------------------------------------------
                         Name:  Craig Barrack
                         Title: Secretary


                      CITIGROUP INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary